SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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                        Date of Report: December 7, 1999

                             TTR TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

Delaware                             0-22055                 11-3223672
(State or Other Jurisdiction         Commission File         IRS Employer
of Incorporation)                    Number)                 Identification No.)

                           1841 Broadway, New York, NY
                    (Address of Principal Executive Offices)

                                  212-333-3355
              (Registrant's Telephone Number, including Area Code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

            TTR Technologies, Inc. (hereinafter, the "Company") and Macrovision Corporation ("Macrovision") signed an agreement to jointly develop and market music copy protection technology for optical based media (the "Agreement"). Under the terms of the Agreement, the Company is primarily responsible for the completion of the development of a product suitable for commercial launch and Macrovision is responsible for performing all sales, marketing, installation and replicator liaison activities, as well as furnishing first level technical support. In connection with the joint development endeavor, the Company granted to Macrovision, for the duration of the Agreement, an exclusive world-wide, royalty-bearing license to use the Company's proprietary MusicGuard(TM) technology, and all associated rights. The duration of the Agreement extends through December 31, 2009.

            Pursuant to the Agreement, the Company is entitled to thirty percent (30%) of the net revenues received by Macrovision from customers, distributors, OEM partners or other sublicenses of the jointly developed technology. Under certain conditions, the Company's share of net revenues may be adjusted to twenty five percent (25%) thereof. If by the second anniversary of commercial launch Macrovision has not paid to the Company at least $2 million in royalties under certain conditions, then the exclusive license relating to MusicGuard(TM) reverts to a non-exclusive license as of the second anniversary of the commercial launch. Commercial launch is deemed to occur when a certain pre-designated number of protected Music CDs are manufactured, with a certain specified number being manufactured by at least one of certain designated major commercial music labels (hereinafter, the "Commercial Launch"). If certain conditions relating to the timing of the Commercial Launch transpire, the Company will be entitled to minimum annual guaranteed royalty advances, recoupable against royalties actually earned by the Company, commencing on the first anniversary of the Commercial Launch and continuing through the ninth year thereafter, aggregating $25 million over the course of the Agreement.

            Under the Agreement, Macrovision is to, subject to the satisfaction of certain conditions, make a $4 million equity investment in the Company, based on a post-money valuation of $35 million (on a fully diluted basis). If such equity investment is in fact made, then up to $1 million of the proceeds thereof are to be remitted to Macrovision in reimbursement of development expenses and outlays actually incurred by it during the year 2000. In addition, upon the completion of such investment by Macrovision, if any, Macrovision will receive an exclusive license to the Company's proprietary DiscGuard(TM) technology. If, however, Macrovision makes no investment by January 31, 2000, then the Agreement, and the rights thereunder, are terminable at the option of either party.

            The parties agreed to prepare and sign by January 15, 1999 long-form agreements incorporating the principal terms contained in the Agreement.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 1999                  TTR TECHNOLOGIES, INC.


                                        By: /s/ Marc D. Tokayer

                                        Marc D. Tokayer
                                        President & Chairman of the Board